SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

5to1 Holding Corp
(Exact Name of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-149546	26-3461705
(Commission File Number)	(I.R.S. Employer Identification No.)

1453 3rd Street, Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(800) 521-0770
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 27, 2011, the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) by and among 5to1 Holding Corp. (OTCBB:FTOH) (the “Company”), Yahoo! Inc. (“Yahoo!”), Mariner Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of Yahoo! (“Merger Sub”) and Andrew Uribe, as representative of the stockholders of the Company were completed.  Merger Sub was merged with and into the Company and the Company became a wholly-owned subsidiary of Yahoo!. This transaction is referred to herein as the “Merger.”

As a result of the Merger, each share of the Company’s common stock outstanding at the Effective Time (each, a “Share”) was converted into the right to receive $0.760759 per share (the “Per Share Price”).  Under the Merger Agreement, $5.6 million is being withheld from the amounts payable to the Company Indemnifying Stockholders (as defined in the Merger Agreement) and placed in escrow for 24 months.  An additional $50,000 is being withheld from the amounts payable to the Company Indemnifying Stockholders for the Representative Fund (as defined in the Merger Agreement).  Please see the Form 8-K filed on May 19, 2011 for more information regarding the Merger Agreement and the Merger.

Item 3.03  Material Modification to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding Share (other than Shares held in the treasury of the Company) was converted into the right to (i) receive from Yahoo! the Per Share Price or (ii) seek appraisal of such Shares under Delaware General Corporate Law.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, and effective as of the effective time of the Merger, Aman Kothari and Michael J. Callahan, the directors of Merger Sub immediately prior to the effective time of the Merger, became the new directors of the Company.  In addition, also pursuant to the terms of the Merger Agreement, and effective as of the effective time of the Merger, Andrew Cring became President of the Company and Aman Kothari became Treasurer and Chief Financial Officer of the Company.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with consummation of the Merger, the Company’s certificate of incorporation and bylaws were amended and restated to be identical to the certificate of incorporation and bylaws of Merger Sub as of immediately prior to the effective time of the Merger. Copies of the amended and restated certificate of incorporation and amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5TO1 HOLDING CORP.

Date: June 2, 2011	By:	/s/ Andrew Cring
Name: Andrew Cring
Title: President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.